                 CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights," "Shareholders Services - Statements and Reports" and "General Information - Independent Auditors" and to the use of our report dated December 7, 1999 included in this Registration Statement (Form N-1A Nos. 333-30409 and 811-05993) of Alliance Global Environment Fund, Inc.


                                       /s/ERNST & YOUNG LLP

New York, New York
February 2, 2000






































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